CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-211557) of HollyFrontier Corporation, and

(2)	Registration Statement (Form S-3 ASR No. 333-228429) of HollyFrontier Corporation;
of our reports dated February 20, 2019, with respect to the consolidated financial statements of HollyFrontier Corporation and the effectiveness of internal control over financial reporting of HollyFrontier Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2018.

/s/ Ernst & Young LLP

Dallas, Texas
February 20, 2019